Exhibit 21

Name of organization*	Address	Jurisdiction of Incorporation	Doing Business As**
UNITED STATES

EFI CorrSoft LLC	6750 Dumbarton Circle Fremont, CA 94306	California

Jetrion LLC	1260 James L. Hart Parkway Ypsilanti, MI 48197	Michigan

OptiTex USA Inc.	339 West 39th Street Suite 301 New York City, NY 10018	Delaware

CRC Information Systems, Inc.	9035 S. Kyrene Suite 106 Tempe, AZ 85284	Michigan	OptiTex USA Inc.

Generation Digital Solutions Inc.	49 West 37th Street 2nd Floor New York City, NY 10018	New York	OptiTex USA Inc.

Escada Systems Inc.	c/c Corporation Service Company 2711 Centerville Road, Suite 400 Wilmington, DE	Delaware	OptiTex USA Inc.

FOREIGN

Electronics for Imaging Australia Pty Ltd	Level 21, 201 Miller Street North Sydney, NSW 2060, Australia	Australia

EFI Belgium BVBA	Brixtonlaan 9 in 1930 B-1930 Zaventem, Belgium	Belgium

Metrics Sistemas de Informação e Serviços Comércio Ltda.	Rua Cincinato Braga No. 340 Conjuntos 141 e 152 Bela Vista, SP Brazil	Brazil

EFI (Canada), Inc.	c/o Blake, Cassels & Graydon LLP 199 Bay Street Suite 4000 Toronto, Ontario Canada M5L 1A9	Canada

Electronics for Imaging, International	190 Elgin Avenue Georgetown, Grand Cayman KY1-9005 Cayman Islands	Cayman Islands

EFI Cretaprint	Room A101, 102, A107 68 West Jihua Road (Crossing of West Jihua Road and Zidong Road)	China

Chancheng District Foshan City Guangdong Province, China

Name of organization*	Address	Jurisdiction of Incorporation	Doing Business As**
EFI Cretaprint (Shanghai Branch) EFI Shanghai Representative Office	Unit 02-03 FL 12 No. 8 Huai Hai Zhong Road 20021 Shanghai P.R.C.	F China r France Cance China China

Electronics for Imaging (France) SARL	23 rue du Roule 75001 Paris France	France	EPLI

alphagraph team GmbH	Kaiserswerther Strasse 115 D-40880 Ratingen Duesseldorf, Germany	Germany

Electronics for Imaging GmbH	Kaiserswertherstr Strasse 115 D-40880 Ratingen Duesseldorf, Germany	Germany	Best GmbH

Electronics for Imaging Hong Kong Limited	Office H, 12/F, Kings Palace Plaza No. 55 King Yip Street Kwun Tong Kowloon Hong Kong	Hong Kong

Optitex Asia Limited	Unit 6, 11/5, Shun Fat Industrial Building No. 17 Wang Hoi Road Kowloon Bay Hong Kong	Hong Kong

EFI Hungary Trading LLC	H-1136 Budapest, Hungary Tatra u. 12/B	Hungary

Electronics for Imaging India Private Limited	Kalyani Platina, 4th Floor Block 1, No 24 EPIP Zone Phase II Whitefield, Bangalore India 560 066	India

Optitex India Private Limited	629-620, 6th Floor Som Dutt Chamber-II 9 Bhikaji Cama Place New Delhi—110066, India	India

EFI Ireland Imaging Solutions Investment Company Limited	53 Merrion Square Dublin 2 Ireland	Ireland

Online Print Marketing LTD	3rd Floor Kilmore House Park Lane Spencer Dock Dublin 1 Ireland	Ireland

Electronics for Imaging Israel (2007) Ltd	5b Hanagar Street Hod Hasharon 45240, Israel	Israel

Name of organization*	Address	Jurisdiction of Incorporation	Doing Business As**
EFI Print Israel Ltd.	22 Joseph Rivlin Street, Jerusalem 9424018 Israel	Israel

Matan Digital Printers (2001) Ltd.	14 Amal Street Afek Industrial Park Rosh-Ha’ayin, 4809250 Israel	Israel

OptiTex Ltd.	13 Hamelacha Street Afek Industrial Park Rosh-Ha’ayin, 4809250 Israel	Israel

Electronics for Imaging Italia S.r.l	Piazza Filippo Meda 3 20121 Milano Italy	Italy

Reggiani Macchine S.P.A.	Via Zanica No. 17/0 24050 Grassobbio (BG) Italy	Italy

EFI K.K. Electronics for Imaging Japan YK	TOC Ohsaki Building 15 Fl. 1-6-1 Osaki-Shinagawa-ku Tokyo 141-0032 Japan	Japan	Electronics for Imaging K,K. Electronics for Imaging Y,K.

Electronics FOR Imaging Korea Co., Ltd.	Kyoho Tower B 13 Fl., 1303-22 Seocho-dong Seocho-gu Seoul 137-920 Korea	Korea

Electronics for Imaging (Luxembourg) S.à r.l.	2, Rue Hackin L-1746 Luxembourg	Luxembourg

Cretaprint Mexico, S. de R.L., de C.V.	Avda. Fundidora, 501—34 Obrera, Monterrey, Nuevo León 64010 México	Mexico

EFI Sales Mexico, S.A. de C.V.	Florencia No. 57, Floor 6-616 Juarez, Liverpool and Londres Cuauhtemoc, C.P. 06600 Federal District, Mexico	Mexico

Electronics for Imaging B.V.	Tupolevlaan 65-75 1119 PA Schiphol-Rijk The Netherlands	The Netherlands

Reggiani Holland B.V.	Tupolevlaan 65-75 1119 PA Schiphol-Rijk The Netherlands	The Netherlands

Name of organization*	Address	Jurisdiction of Incorporation	Doing Business As**
EFI New Zealand Limited	Unit 3b, Ground Floor 125 The Strand Parnell Auckland, New Zealand	New Zealand

Electronics for Imaging Pte Ltd	50 Raffles Place #32-01 Singapore Land Tower Singapore 048623	Singapore

EFI-Cretaprint Development, S.L. EFI Cretaprint, S.L.	Poligono Industrial Ramonet Carretera Nacional 340, KM 970 Almazora, Castellón (Spain)	Spain

Electronics for Imaging Sweden AB	Frösundaviks allé 15, 4 tr 171 53 Solna Stockholms lan Solna kommun Sweden	Sweden

Electronics for Imaging Holding GmbH	c/o Kunzi Treuhand Controlling and Consulting Industriestrasse 33 CH—6300 Zug Switzerland	Switzerland

Reggiani Makina	Nispetiye Cad. Kerem 2 Apt. 30/20 34330 Besiktas Istanbul Turkey	Turkey

Electronics for Imaging United Kingdom Limited Golflane Limited Radius Solutions Limited	Manor Farm High Street Dronfield DerbyshireS18 1PY United Kingdom	United Kingdom

Prism Group Holdings Limited	Midland House 2nd Floor North Station Road Colchester Essex C01 1RB United Kingdom	United Kingdom

Rialco Limited	Bowling Old Lane Bradford West Yorkshire BD 5 7DT United Kingdom	United Kingdom

Escada Innovation Ltd.	C4Di Queen Street Hull, East Yorkshire HUI 1UU	England & Wales

Name of organization*	Address	Jurisdiction of Incorporation	Doing Business As**
Escada Systems (Europe) Ltd.	The Old Granary The Courtyard Units 1,4, &5 Swinton Grange Malton North Yorkshire Y017 6QR	England & Wales

Shuttleworth Business Systems Limited	Unit 1, Orion Park, Orion Way, Kettering Northamptonshire NN15 6PP United Kingdom	England & Wales

*	All of the listed subsidiaries are 100% wholly-owned subsidiaries of EFI.
**	“Doing Business As” names above have been listed only where they differ from the name of the subsidiary